Notice of Annual Meeting of Shareholders
                                   of
                            WEIS MARKETS, INC.
                              April 7, 1998






TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Corporation"), will be held on Tuesday, April 7, 1998, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801-0471, for the following purposes:

1. To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of shareholders or until their respective successors have qualified.
2. To approve the appointment of independent public accountants for the current fiscal year.
3. To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 6, 1998, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy, which is being solicited on behalf of the Corporation. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                         												By order of the Board of Directors


                         												WILLIAM R. MILLS
                         												Secretary of the Corporation

March 3, 1998
Sunbury, Pennsylvania

                           WEIS MARKETS, INC.
                            PROXY STATEMENT

        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 7, 1998
This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Corporation"), to be held Tuesday, April 7, 1998, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801-0471, and the form of proxy enclosed with such notice.

                         SOLICITATION OF PROXIES
The proxy form, which accompanies this statement, is being solicited on behalf of the Corporation. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about March 3, 1998.

A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by
indicating the revocation in writing.   This revocation should be directed to
the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801-0471. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

The Corporation will provide, without charge, on written request from security holders, copies of Form 10-K annual report.

Expenses related to the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement, and return envelopes, the handling and tabulation of proxies received, will be paid by the Corporation, and the cost thereof is estimated at approximately $20,000. Officers, directors, and regular employees of the Corporation may solicit proxies personally, by telephone or otherwise, from some shareholders, if proxies are not promptly received, for which they will not receive additional compensation. The Corporation may reimburse charges of banks, brokers, and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

                          1999 SHAREHOLDER PROPOSALS
Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Corporation's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 1, 1998.

                    MATTERS TO BE ACTED UPON AT THE MEETING
As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:

1. Seven directors will be elected at the meeting to hold office, subject to the Corporation by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
2. A request for shareholder approval of the appointment of Ernst & Young LLP as the independent public accountants for the Corporation and its wholly owned subsidiaries.
3. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Corporation's by-laws specify that any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the corporation not later than the close of business on the sixtieth day prior to the anniversary date of the immediately preceding annual meeting of shareholders. Management does not intend to bring any other matters before the meeting, and does not know of any matter, which is eligible for action at the meeting.

               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
The holders of Common Stock of the Corporation of record at the close of business February 6, 1998 will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a stockholder, or the stockholder's proxies, may vote the number of shares of stock owned by the stockholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the stockholder's shares of stock.

Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.

The number of outstanding shares of common stock is 41,772,607. The presence, in person or by proxy, of at least 20,886,304 shares will constitute a quorum.

The following persons are known by the Corporation to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 6, 1998.

		   Name and Address		           	Amount and Nature           			Percent
		          of             	       		of Beneficial                 		of
		   Beneficial Owner               			Ownership			                Class
 -------------------------        ---------------------           --------
	Robert F. Weis                    	12,767,407	(1)(5)               30.6
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Charles B. Degenstein	              9,202,721	(2)(6)              	22.0
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Janet C. Weis                      	4,075,336	(3)                  	9.8
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Ellen W. P. Wasserman	              3,644,424	(4)	                  8.7
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Mellon Bank Corporation           	16,975,294	(5)(6)              	40.6
		One Mellon Bank Center
		Pittsburgh, PA  15258

1. Of the total 12,767,407 shares listed, Robert F. Weis has sole voting and investment power as to all.
2. Of the total 9,202,721 shares listed, Charles B. Degenstein has shared voting and investment power as to all.
3. Of the total 4,075,336 shares listed, Janet C. Weis has sole voting and investment power as to 3,215,141. Mrs. Weis shares voting power and investment power on 860,195 shares along with Susan Mindel, Nancy Wender and Ellen Goldstein as the Co-Executrices of the Estate of Sigfried Weis. Ellen Goldstein is the wife of Joseph I. Goldstein, a director of the Corporation.
4. Of the total 3,644,424 shares listed, Ellen W. P. Wasserman has sole voting and investment power as to all.
5. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, deceased, with Mellon Bank Corporation and Robert F. Weis as co-trustees. Robert F. Weis has sole voting and investment power as to all.

6. Of the total 16,975,294 shares listed, Mellon Bank Corporation has sole voting power as to 729,648 shares and shared voting power as to 9,458,660. This amount includes 1,717,705 shares held in the Residuary Trust of Sigmund Weis, deceased, 3,798,427 shares held under six Deeds of Trust, 2,435,497 held in the Marital Trust and 1,228,798 shares held in the Residuary Trust of Claire Elizabeth Degenstein. Mellon Bank Corporation and Charles B. Degenstein, are co-trustees, sharing voting and investment power a

                           ELECTION OF DIRECTORS
The following is a concise statement of information concerning directors proposed by the Corporation as nominees, together with certain other information with respect to such nominees:

                                            														                 Shares of Stock
                                                  														                of the
                        				  	Period						                                  Corporation			    Percent
	  	                          			of			              Principal			          Beneficially Owned			   of
		      Name           Age	 Directorship    			     Occupation    			     on February 6, 1998			Class
 --------------------  ---  ------------  ------------------------------  -------------------  -------
	Robert F. Weis	        78  	   1947	             Chairman of the	             12,767,407	       30.6
			                            to date	          Board & Treasurer

	Norman S. Rich        	60      1991  	             President	                     21,373	          *
                            			to date

	William R. Mills	      41	     1996         	Vice President Finance               	2,000	          *
                            			to date        	  & Secretary

	Jonathan H. Weis	      30	     1996	         Vice President Property     	        87,017	          *
                            			to date	      Management and Development

	Michael M. Apfelbaum	  37	     1996	           Partner, Apfelbaum	                27,849	          *
                            			to date	        Apfelbaum & Apfelbaum
                                             				Attorneys at Law

	Joseph I. Goldstein	   55	     1995	        Partner, Crowell & Moring	             9,832	          *
                            			to date	          Attorneys at Law

	Richard E. Shulman	    58	     1994	               President	                        210	          *
                            			to date	         Industry Systems
                                            				Development Co.

	All 14 Directors and
	Officers as a Group				                                                       12,953,158	       31.0

*	Owns less than 1% of class.

Robert F. Weis. The Corporation has employed Mr. Weis since 1946. Mr. Weis served as Vice President-Treasurer from 1961 through August of 1994 at which time he was appointed Co-Chairman & Treasurer. In January of 1995, Mr. Weis was appointed Chairman & Treasurer. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of the Sunbury Community Hospital.

Norman S. Rich. The Corporation has employed Mr. Rich since 1964. Mr. Rich served as Vice President-Store Operations from 1980 until April 5, 1992, when he became Vice President-Secretary of the Corporation. During the year 1994, Mr. Rich became President of the Corporation. Mr. Rich has been a member of the Board of Directors since 1991. Mr. Rich also serves as a Chairman of the Board of Trustees of Evangelical Community Hospital.

William R. Mills. The Corporation has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance from 1992 through January 26, 1995, at which time he became Vice President Finance & Secretary of the Corporation. Mr. Mills has been a member of the Board of Directors since 1996.

Jonathan H. Weis. The Corporation has employed Mr. Weis since 1989. Mr. Weis served the Company in various capacities, including Director of Property Management and Development, until July 8, 1996, at which time he was appointed as Vice President Property Management and Development. Mr. Weis has been a member of the Board of Directors since 1996.

Michael M. Apfelbaum. Mr. Apfelbaum is engaged in the private practice of law as a Partner with the firm of Apfelbaum, Apfelbaum & Apfelbaum. Mr. Apfelbaum serves as Co-Counsel for the Charles B. Degenstein Foundation and as City Solicitor to the City of Sunbury. Mr. Apfelbaum has been a member of the Board of Directors since 1996.

Joseph I. Goldstein. Mr. Goldstein is engaged in the private practice of law as a Partner with the firm of Crowell & Moring, Washington, D.C. Prior to joining the firm in 1995, he was an Associate Director of the Division of Enforcement, United States Securities and Exchange Commission. Mr. Goldstein has been a member of the Board of Directors since 1995.

Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development, Co., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

The Corporation believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Corporation has no nominating committee.

                            COMPENSATION OF DIRECTORS
Standard Arrangements. The Corporation's Board held five regular meetings during 1997. The standard annual compensation for each non-executive director is $3,800 per regular meeting attended. Messrs. Michael M. Apfelbaum, Joseph
I. Goldstein and Richard E. Shulman, attended all five of the regular meetings and each received $19,000 in total compensation. All other directors attended the regular meetings without remuneration.

The Audit Committee. The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Corporation's internal accounting controls. The standard annual compensation for each non-executive director who is a member of this committee is compensated $700 for each meeting attended. The Audit Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph
I. Goldstein and Richard E. Shulman during fiscal 1997.

The Compensation Committee. The Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman and Robert F. Weis during fiscal 1997. Mr. Weis served as Chairman of the Compensation Committee. The Committee is responsible for developing policies and making specific recommendations about compensation of officers, including Robert F. Weis in his capacity as Chairman of the Board & Treasurer. The Compensation Committee held one meeting during the year 1997.

New Director Compensation Arrangements. In October of 1997, the Board of Directors passed a resolution to establish new compensation arrangements for non-executive directors effective in fiscal 1998. Each member of the Board of Directors who is not an employee of the Corporation or any of its subsidiaries will receive an annual retainer of $16,000 during the fiscal year and $1,000 for each regular meeting attended. Each member of the Audit Committee who is not an employee of the Corporation or any of itssubsidiaries will receive $700 for each audit committee meeting attended. Each member of the Compensation Committee who is not an employee of the Corporation or any of its subsidiaries will receive an annual retainer of $700.

Other Arrangements. Mr. Richard E. Shulman is President of Industry Systems Development, Co. Upon management's request, Mr. Shulman's firm provided consulting services to the Corporation during 1997. Mr.

Michael M. Apfelbaum is a partner in the legal firm of Apfelbaum, Apfelbaum and Apfelbaum. Upon management's request, Mr. Apfelbaum's firm provided legal services to the Corporation during 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following immediate family relationships exist between members of the Compensation Committee and other individuals set forth in this Proxy Statement. Robert F. Weis and Ellen W. P. Wasserman are brother and sister; both owning in excess of 5% of the common stock of the Corporation. Jonathan H. Weis is the son of Robert F. Weis. Messrs. Michael M. Apfelbaum and Richard E.
Shulman are not related to any individual set forth in this Proxy Statement.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Executive Compensation Committee of the Board of Directors believes that the primary objective of the Corporation's executive compensation policies should be to attract and retain qualified executives, which is critical to the on-going success of the Company. The Committee has designed its executive compensation program based upon factors that are subjective in nature based upon the best interests of the Corporation and ultimately the shareholders. The Committee has not assigned relative weights to the specific factors considered in determining base salary levels and the factors used may vary among executive officers, including the Chairman of the Board & Treasurer and the President of the Corporation.

The Committee's primary objective is achieved by providing appropriate compensation and incentives that are competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Corporation. The Committee recognizes the fact that the Corporation is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market.

The Committee evaluates the attainment of planned objectives throughout the course of employment with particular attention to the most recent fiscal year. This is accomplished through a structured review process with input from the Executive Committee. A primary business goal of each of the executives is to improve the Company's financial performance with a balanced approach to both long and short-term sales and profit growth. Each individual was also challenged to enhance customer service and increase employee productivity through technological advances. The Chairman of the Baord & Treasurer and the President of the Corporation along with the other executive officers substantially met the specific planned objectives during the most recent fiscal year.

The Committee subjectively evaluates the performance of the executive officers including examining their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Corporation in the industry. This includes quantitative measures against objectives as well as qualitative factors such as the individuals decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. The Committee notes that the Chairman of the Board & Treasurer has served the Corporation since 1946 and the President has serviced the Corporation since 1964. They have both contributed significantly tot he Corporation and compensation is provided to reward both of these officers for their individual contributions and loyalty to the Corporation throughout these long years of service.

Employment and Severance Agreements. The Committee notes that the President and Vice President Finance & Secretary have employment agreements with the Corporation. These agreements specify the terms of employment, including pay factors through the year 2004. The agreements provide that employment shall be at will, but if employment is terminated without cause, or the officer resigns for good reason, the officer shall receive his remaining salary and all benefits payable under the agreement. The agreements include a covenant not to compete clause, which is limited by time and geography. The Committee believes that the employmnet agreements are in the best interest of both the Corporation and the two officers, since it helps to assure continued leadership for the Corporation and job security to the officers.

Respectfully submitted by the Executive Compensation Committee,

     Robert F. Weis	       			Richard E. Shulman		     		Michael M. Apfelbaum

Summary Compensation Table - The table below sets forth, with respect to the last three completed fiscal years, the compensation of the current Chairman of the Board & Treasurer, the President of the Corporation and the next three highest compensated executive officers of the Corporation in 1997. The determination as to which executive officers to include in the table are based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE
                                                         					Long Term
                                                        					Compensation
                             		   Annual Compensation			         Awards
                             ------------------------------  -------------
                                																           	  Securities
                     													             Other Annual			Underlying			  All Other
	 Name and Principal					 	  Salary			 Bonus	 	Compensation			Options /			  Compensation
		     Position			     Year			($)			    ($)			    ($)			       SARs (#)			      ($)
 --------------------  ----  -------  -------  ------------  -------------  ------------
 Robert F. Weis	       1997	 460,000	      --	        --	       --	/	   --	     5,319
	Chairman of the	      1996	 460,000	      --	        --	       --	/	   --	     5,282
		Board & Treasurer	   1995	 460,000	      --	        --	       --	/	   --	     5,495

	Norman S. Rich	       1997	 350,000	   5,355	     4,125	    3,000	/	6,000	    27,134
		President	           1996	 312,500	   4,779	    10,500	    3,000	/	3,000	    19,193
                    			1995	 262,500	   4,115	     8,250	    3,570	/	3,000	    16,900

	Leslie H. Knox	       1997	 182,917	   2,799	     1,375	    3,000	/	1,200	     6,923
		Vice President	      1996	 177,083	   2,738	     3,500	    3,000	/	1,000	     4,715
		Merchandising	       1995	  72,917	      --	        --	    3,570	/	1,000	        --

	William R. Mills	     1997	 160,500	   2,456	     2,750	    2,000	/	3,000	    13,719
		Vice President	      1996	 128,000	   1,958	     5,250	    1,000	/	2,000	    12,912
		Finance & Secretary	 1995	 112,458	   1,762	     2,750	       --	/	1,500	    10,309

	Walter B. Bruce	      1997	 117,667	   1,800	     2,475	      300	/	2,100	    12,315
		Vice President	      1996	 113,667	   1,757	     5,250	      300	/	1,800	    10,437
		Private Label	       1995	 109,667	   1,727	     4,125	       --	/	1,500	    10,411

"Other Annual Compensation" consists solely of payments on stock appreciation rights. There are no perquisites to report. "All Other Compensation" consists of the vested and non-vested benefits in the profit sharing, employees stock ownership, supplemental retirement and retirement benefit savings plans. The current year retirement amounts were estimated by outside actuaries for purposes of this report. Leslie H. Knox was hired on August 1, 1995.

Stock Appreciation Rights. The Corporation maintains a Stock Appreciation Rights program for certain officers and other key executives. Under this program, participants are granted rights equivalent to shares of Corporation stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

Stock Options. The Corporation has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Corporation's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. The following table contains all material information concerning stock options and stock appreciation rights granted to the named executives in the fiscal year ended December 27, 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                      				Potential Realizable
                                                                       				 Value at Assumed
                                                                     					  Annual Rates of
                                                                       				  	 Stock Price
                                                                     					  Appreciation for
                        		Individual Grants		                                 Option Terms
 -----------------------------------------------------------------------  --------------------
                   					Number of			  % of Total
					                   Securities	  Options/SARs	 Exercise
					                   Underlying			 Granted to			 or Base
					                  Options/SARs	 Employees in			 Price			 Expiration
		       Name			        Granted (#)			Fiscal Year	 ($/Share)		  	Date			   5% ($)			 10% ($)
 --------------------  ------------  ------------  ---------  ----------  --------  --------
	Norman S. Rich	           3,000	        32.9%	      32.875	  08/01/2007	  62,025	   157,183
                         		6,000	        15.3%	      32.875	  08/01/1998	   9,863	    19,725

	Leslie H. Knox	           3,000	        22.1%	      32.875	  08/01/2007	  62,025	   157,183
                         		1,200	         3.1%	      32.875	  08/01/1998	   1,973	     3,945

	William R. Mills	         2,000	        14.7%	      32.875	  08/01/2007	  41,350	   104,789
                         		3,000	         7.7%	      32.875	  08/01/1998	   4,931	     9,863

	Walter B. Bruce	            300	         2.2%	      32.875	  08/01/2007	   6,202	    15,718
                         		2,100	         5.4%	      32.875	  08/01/1998	   3,452	     6,904

The following table summarizes stock options and stock appreciation rights exercised during 1997 and presents the value of unexercised options and stock appreciation rights held by the named executives at fiscal year end. The closing price of the stock at the fiscal year end was $35.00.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES
                                                     												Number of
                                                   														Securities			     Value of
                                                   														Underlying			   Unexercised
                                                    												Unexercised			   In-the-Money
                                                  														Options/SARs			  Options/SARs
                                                  														at FY-End (#)			 at FY-End ($)

                        								Shares Acquired	     Value			   Exercisable /			 Exercisable /
		       Name			         Type			on Exercise (#)		Realized ($)			Unexercisable			 Unexercisable
 --------------------  -------  ---------------  ------------  ---------------  ---------------
	Norman S. Rich	       Options	          -	               -	    12,570	/	    0	 71,240	/	     0
                       		SARs	       3,000	           4,125	         0	/	6,000	      0	/	12,750

 Leslie H. Knox	       Options	          -	               -	     9,570	/	    0	 41,865	/	     0
                       		SARs	       1,000	           1,375	         0	/	1,200	      0	/	 2,550

 William R. Mills	     Options	      1,000	           7,625	     4,000	/	    0	 16,250	/	     0
                       		SARs	       2,000	           2,750	         0	/	3,000	      0	/	 6,375

 Walter B. Bruce	      Options	          -	               -	     1,850	/	    0	 12,125	/	     0
                       		SARs	       1,800	           2,475	         0	/	1,800	      0	/  4,463

                               RETIREMENT PLANS
Pension. The Corporation maintains, at its sole expense, a trusteed noncontributory defined benefit Pension Plan covering substantially all full-time employees hired prior to March 15, 1994. The Corporation froze the accrued benefits under the Pension Plan effective March 15, 1994 and implemented the Retirement Savings Plan in its place. The purpose of the Pension Plan was to provide income after retirement. Substantially all full-time employees entered the Pension Plan on the first day of January following completion of six months of continuous service and attainment of age 20 1/2. Participation in the Plan was automatic upon meeting eligibility requirements as provided in the plan document. Benefits are computed by an independent actuarial firm using straight-life annuity amounts. The maximum remuneration used in calculating benefits is $34,000 for all participants.

The table that follows shows the estimated annual benefits payable based upon retirement at age 65 or older for the participant's lifetime. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. An actuarial discount is applied for retirement before age 65.

                            PENSION PLAN TABLE

                                   Years of Service
                 ------------------------------------------------------
	Remuneration	   		10			   15			    20			  25			   30			   35			   40
 ------------    ------  ------  ------  ------  ------  ------  ------
   $10,000	      $  840  $1,260	 $1,680  $2,100  $2,520  $2,940  $3,360
    14,000		        840   1,260		 1,680		 2,100		 2,520		 2,940		 3,360
   	18,000		      1,066	  1,599		 2,132		 2,665		 3,193		 3,198		 3,360
    22,000		      1,413	  2,119		 2,825		 3,532		 4,238		 4,238		 4,238
  		26,000		      1,759   2,639		 3,519		 4,398		 5,278		 5,278		 5,278
   	30,000		      2,106	  3,159		 4,212		 5,265		 6,318		 6,318		 6,318
    34,000		      2,453	  3,679		 4,905		 6,132		 7,358		 7,358		 7,358

The years of credited service for the individuals named in the cash compensation table as of February 6, 1998, are 51 years for Robert F. Weis, 33 years for Norman S. Rich, 6 years for William R. Mills, and 21 years for Walter B. Bruce.

Supplemental Retirement Plans. The Corporation maintains a non-qualified supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Robert F. Weis would be $371,401 if he had retired as of the date of this Proxy.

The Corporation also maintains a second non-qualified supplemental retirement plan for certain of its officers. This Plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. Participants in this plan are excluded from participation in the qualified Profit Sharing or Employee Stock Ownership plans. The Board of Directors annually determines the amount of the allocation to the Plan at its sole discretion. The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation. Benefits are distributed among participants upon reaching the applicable retirement age. Substantial risk of benefit forfeiture does exist for participants in this plan.

Profit Sharing Plan. The Corporation maintains, at its sole expense, a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Corporation. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

Employee Stock Ownership Plan. The Corporation maintains, at its sole expense, an Employee Stock Ownership Plan for certain salaried employees. The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Corporation. Eligible employees become participants at the beginning of the plan year following the two-year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Corporation's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Vested interest in plan assets are distributed to participants upon reaching the applicable retirement age.

Retirement Savings Plan. The Corporation maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue code. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a semi-annual basis, the Corporation contributes into the plan at the rate of 25%
of the employees first 4% of elective deferral. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

                          SHAREHOLDER RETURN PERFORMANCE
The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry, (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc., common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                       COMPARATIVE FIVE-YEAR TOTAL RETURNS


              (The actual Proxy has a graph of the Comparative
               Five-Year Total Returns located in this area. The data for the graph is in the following table, which is also printed in the Proxy.)


                    	1992	    1993 	   1994	    1995 	   1996	    1997
Weis Markets	     	100.00	  106.08	   97.60	  117.71	  136.65	  154.52
S&P 500		          100.00	  110.09	  111.85	  153.80	  189.56	  252.82
Peer Group		       100.00	  108.72	  118.42	  153.61	  212.31	  298.48

The following line graph, generated from information provided by Value Line, Inc., compares net income as a percentage of sales, between the Corporation and its Peer Group. This graph highlights the ability of management to generate more income per sale than the average grocery chain over the years, thus increasing net worth for its shareholders.

                    COMPARATIVE TEN-YEAR INCOME PERCENTAGES


            (The actual Proxy has a graph of the Comparative Ten-Year
             Income Percentages located in this area. The data for the graph is in the following table. The data is not printed in the proxy.)

                               APPROVAL OF AUDITORS
Subject to ratification by the shareholders, the Board of Directors of the Corporation has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Corporation for the fiscal year 1998. Representatives of the firm of Ernst & Young LLP will be on premise during the Annual Meeting of Shareholders, but will not be present at the meeting to answer questions. The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification.



                     															By order of the Board of Directors



                     															WILLIAM R. MILLS
                     															Secretary of the Corporation

Dated: March 3, 1998

                                  APPENDIX A

                                  PROXY CARD

FRONT SIDE OF PROXY CARD:
------------------------------------------------------------------------------
1. Election of Directors Nominees	 Robert F. Weis
                                   Norman S. Rich
                                   Richard E. Shulman
                                   Joseph I. Goldstein
                                   Jonathan H. Weis
                                   Michael M. Apfelbaum
                                   William R. Mills

2. Proposal to approve the appointment of Ernst & Young LLP as the independent public accountants of the corporation.

------------------------------------------------------------------------------

REVERSE SIDE OF PROXY CARD:
------------------------------------------------------------------------------
WEIS MARKETS, INC.
1000 South Second Street
Sunbury Pennsylvania 17801

THIS PROXY IS SOLICITED ON BEHALF OF THE ISSUER

	The undersigned hereby appoints Robert F. Weis and Norman S. Rich, and each of them, with the power of substitution, the proxies, to vote as designated on the reverse side, all the shares which the undersigned held on record
 February 6, 1998 at the Annual Meeting of the stockholders at the above address at 10:00 a.m. on April 7, 1998 and any adjournment thereof.

	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

	The shares represented by this proxy, duly executed, will be voted.  In the event instructions are given in the spaces provided, they will be voted in accordance therewith; If no direction is made, this proxy will be voted FOR all the nominees listed and proposal 2.  If necessary, cumulative voting rights will be exercised to secure the election of as many as possible of the Board of Directors' nominees.